Exhibit 10.3
MASTER SECURITY AGREEMENT
dated as of May 30, 2008
     THIS MASTER SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is between General Electric Capital Corporation (together with its successors and assigns, if any, “Secured Party”) and PUMPCO, INC. (“Debtor”). Secured Party has an office at 11175 Cicero Drive, Suite 600, Alpharetta, GA 30022. Debtor is a corporation organized and existing under the laws of the state of Texas. Debtor’s mailing address and chief executive office is 1209 South Main Street, Giddings, TX 78942.
1. CREATION AND GRANT OF SECURITY INTEREST.
     Debtor grants to Secured Party, its successors and assigns, a security interest in and against (A) all property listed on any collateral schedule now or in the future annexed hereto and made a part hereof (each a “Collateral Schedule”, and collectively, the “Collateral Schedule”), and (B) all other equipment, vehicles, and titled vehicles owned by Debtor at the date of this Master Security Agreement as such date is shown above, and in the case of (A) and (B), in and against any and all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all of the foregoing being hereinafter individually and collectively referred to as the “Collateral”). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively “Notes” and each a “Note”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the “Indebtedness”).
2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.
     Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:
     (a) Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, validly existing and in good standing under the laws of the state of its formation (specified in the preamble of this Agreement). Debtor has its chief executive office at the location specified in the preamble, and will not change its chief executive office without the prior written notice to the Secured Party, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, including the jurisdiction(s) where the Collateral is or is to be located, except where the failure to be so qualified would not have a materially adverse effect;
     (b) Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);
     (c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;
     (d) No approval, consent or withholding of objections is required from, and no notice is required to be given to, any governmental authority or instrumentality, or any other person or entity, with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already duly obtained, other than (A) those that would not (i) have a material adverse effect in the property, assets, business, operations or financial conditions of the Debtor, or (ii) materially impair the right or ability of the Debtor to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or its ability to perform its obligations hereunder or under any Note, or (iii) materially impair the rights of Secured Party hereunder or under any Debt Document or in and to the Collateral and (B) those that have been, or will be prior to the closing date hereof or under any Collateral Schedule or Note duly obtained or made;
     (e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party, other than (A) those that would not (i) have a material adverse effect in the property, assets, business, operations or financial conditions of the Debtor, or (ii) materially impair the right or ability of the Debtor to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or its ability to perform its obligations hereunder or under any Note, or (iii) materially impair the rights of Secured Party hereunder or under any Debt Document or in and to the Collateral and (B) those that have been duly waived, as applicable, prior to the closing date hereof or under any Collateral Schedule or Note;
     (f) There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;
     (g) All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;
     (h) The Collateral is, and will remain personal property, and is not, and will not be, used by Debtor for personal, family or household purposes;
     (i) The Collateral is, and will remain, in good condition and repair (normal wear and tear excepted), and Debtor will not be negligent in its care and use;
     (j) Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;
     (k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens for taxes assessments and other governmental charges or levies not yet due or for taxes assessments and other governmental charges or levies being contested in good faith and which do not involve, in the reasonable judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, and (iii) inchoate materialmen’s, mechanic’s, repairmen’s, carrier’s, warehousemen, and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called “Permitted Liens”); and
     (l) Debtor is and will remain in (A) material compliance (solely to the extent applicable to it) with all laws and regulations applicable to it and (B) in full compliance (solely to the extent applicable to it) with all laws and regulations ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.
3. COLLATERAL.
     (a) Until the declaration of any Event of Default, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral.
     (b) Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).
     (c) Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.
     (d) Debtor shall report and pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, operation, purchase, ownership, delivery, leasing or possession thereof, or on this Agreement or any of the other Debt Documents (or any receipts hereunder and thereunder), by any governmental entity or taxing authority during or related to the term of this Agreement, or to any other period during which Debtor had use or possession of the Collateral, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively “Taxes”). Debtor shall have no liability for Taxes imposed by the United States of America or any state or political subdivision thereof which are on or measured by the net income of Secured Party. Debtor shall promptly reimburse Secured Party (on an after-tax basis) for any Taxes charged to or assessed against or paid by Secured Party. Debtor shall send Secured Party a copy of each report or return and evidence of Debtor’s payment of Taxes upon request by Secured Party. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all reasonable costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute indebtedness.
     (e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice. Notwithstanding anything herein to the contrary, the Secured Party shall conduct no more than 3 inspections per year of such books, records and of the Collateral itself and the Debtor shall not be responsible for costs and expenses all in excess of $1000.00 per annum (in each case, so long as there is not a continuing Event of Default, in which case such limitations shall not apply).
     (f) Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, Secured Party.
4. INSURANCE.
     (a) Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.
     (b) Debtor agrees, at its own expense, to keep the Collateral insured with companies reasonably acceptable to Secured Parties for such amounts and against such hazards as Secured Party may require, including, but not limited to, all risks physical damage insurance for the Collateral itself, including, but not limited to, loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision. The physical insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days’ prior written notice to Secured Party. Upon an Event of Default that has occurred and is continuing, Debtor irrevocably appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Debtor may not make adjustments with insurers except with Secured Party’s prior written consent. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness under the Debt Documents.
5. REPORTS.
     (a) Debtor shall promptly notify Secured Party (i) at least thirty (30) days’ prior to any change in the name of Debtor, (ii) at least sixty (60) days’ prior to any change in the state of its incorporation, organization or registration, (iii) at least thirty (30) days’ prior to any relocation of its chief executive offices, (iv) at least thirty (30) days’ prior to any permanent or indefinite relocation of any of the Collateral from the location(s) specified in its applicable Collateral Schedule, (v) promptly upon any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) promptly upon Debtor becoming aware of any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.
     (b) Debtor will deliver to Secured Party Debtor’s complete financial statements, certified by a recognized firm of certified public accountants, within one hundred and twenty (120) days of the close of each fiscal year of Debtor. If Secured Party requests, Debtor will deliver to Secured Party copies of Debtor’s quarterly financial reports certified by Debtor’s chief financial officer, within ninety (90) days after the close of each of Debtor’s fiscal quarter. Debtor will deliver to Secured Party copies of all Forms 10-K and I0-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission.
6. FURTHER ASSURANCES.
     (a) Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed reasonably necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time reasonably requested by, and in form and substance reasonably satisfactory to, Secured Party.
     (b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party’s interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.
     (c) Debtor shall indemnify and save on a net after-tax basis Secured Party and its affiliates and all of Secured Party’s and such affiliates’ respective directors, shareholders, officers, employees, agents, predecessors, attorneys-in-fact, lawyers, successors and assigns (each an “Indemnitee”), harmless from and against all claims, costs, expenses (including reasonable legal fees), demands, suits, damages and liabilities of any kind and nature whatsoever, including without limitation personal injury, death and property damage claims arising in tort or otherwise, under any legal theory including but not limited to strict liability (including claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, latent and other defects (whether or not discoverable), or for patent, trademark or copyright infringement, collectively, “Claims”), that may be imposed on, incurred by or asserted against any Indemnitee whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person in any way relating to, arising out of or in connection with (i) the Debt Documents, including, without limitation, the execution, delivery, breach (including any Event of Default), enforcement, performance or administration of the Debt Documents and (ii) the Collateral, including, without limitation, the perfection, maintenance, protection or realization upon the Collateral or any other security for the Indebtedness, and the manufacture, inspection, construction, purchase, acceptance, rejection, ownership, management, pooling, interchange, chartering, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration or re-registration, sale, removal, repossession, storage or other disposition of the Collateral or any part thereof or any accident in connection therewith. Notwithstanding the foregoing, Debtor shall not be required to indemnify an Indemnitee for any Claim caused solely and directly by the bad faith, gross negligence or willful misconduct of such Indemnitee.
7. DEFAULT AND REMEDIES.
     (a) Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence of any of the following (each an “Event of Default”, and collectively, the “Events of Default”):
          (i) Debtor fails to pay within seven (7) business days after its due date any installment or other amount due under any of the Debt Documents;
          (ii) Debtor, without the prior written consent of Secured Party, attempts to or does sell all or any fractional interest in, rent, lease, license, charter, mortgage, assign, grant a lien on or security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral or any part thereof;
          (iii) Debtor breaches any of its insurance obligations under Section 4, without the prior written consent of Secured Party in its sole discretion;
          (iv) Debtor breaches any of its other obligations under any of the Debt Documents (other than those described under Section 7(a)(i) through (iii) above) and fails to cure that breach within thirty (30) days after written notice from Secured Party;
          (v) Any warranty, representation or statement made by Debtor or any guarantor or surety for the Indebtedness (each a “Guarantor”, and collectively, the “Guarantors”) in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;
          (vi) Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;
          (vii) Debtor or any Guarantor breaches or is in default under any other agreement between Debtor or such Guarantor and Secured Party;

          (viii) Debtor or any Guarantor dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;
          (ix) Intentionally Omitted.
          (x) A receiver, custodian or trustee is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors, or Debtor or any Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such appointment of a custodian, receiver or trustee;
          (xi) Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or in the event an involuntary petition is filed against Debtor or any Guarantor and such petition is not dismissed within sixty (60) days, or Debtor or any Guarantor by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, proceeding, order for relief;
          (xii) Debtor or any Guarantor improperly files, or cause to be filed, an amendment or termination statement relating to a filed financing statement describing the Collateral, without the prior written consent of Secured Party in its sole discretion;
          (xiii) Any Guarantor revokes or attempts to revoke its obligations under any Debt Documents to which it is a party or fails to observe or perform any covenant, condition or agreement to be performed under such Debt Document to which it is a party;
          (xiv) Debtor or any Guarantor defaults under any other material obligations (other than set forth in this Section 7) for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement;
          (xv) Debtor or any Guarantor is declared in default under any contract or obligation requiring the payment of money in an original principal amount greater than $50,000; or
          (xvi) There is any dissolution, termination of existence, merger, consolidation or change in controlling ownership of Debtor or any Guarantor.
     (b) Upon the occurrence of any Event of Default, Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest from the occurrence of the Event of Default (both before and after any judgment) until paid in full at a per annum rate equal to the lower of eighteen percent (18%) or the maximum rate not prohibited by applicable law (the “Per Diem Interest Rate”). The application of such Per Diem Interest Rate shall not be interpreted or deemed to extend any cure period set forth herein, cure any default or otherwise limit Secured Party’s right or remedies hereunder. Notwithstanding anything to the contrary contained herein, in no event shall this Agreement require the payment or permit the collection of amounts in excess of the maximum permitted by applicable law.
     (c) After default, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least seven (7) business days prior to such action.
     (d) Secured Party shall have the right to apply any amounts collected from Debtor or Guarantor pursuant to this Section 7 or under any other Debt Document in the following order of priorities: (i) to pay all of Secured Party’s costs, charges and expenses incurred in enforcing its rights under this Agreement or in taking, removing, holding, repairing, refurbishing, selling, leasing or otherwise disposing of the Collateral; then, (ii) to pay any and all late fees, per diem fees, other such charges due hereunder, any and all interest due hereunder and all amounts owing pursuant to any indemnity claims; then (iii) to pay all principal due hereunder; then (iv) to pay all other amounts due and owing to Secured Party under any of the Debt Documents.
     (e) Secured Party shall have the right to any proceeds of sale, lease or other disposition of the Collateral, if any, and shall have the right to apply same in the following order of priorities: (i) to pay all of Secured Party’s costs, charges and expenses incurred in enforcing its rights under this Agreement or in taking, removing, holding, repairing, refurbishing, selling, leasing or otherwise disposing of the Collateral; then, (ii) to pay any and all late fees, per diem fees, other such charges due hereunder, any and all interest due hereunder and any amounts owing pursuant to any indemnity claims; then (iii) to pay all principal due hereunder; then (iv) to pay all other amounts due and owing to Secured Party under any of the Debt Documents; then (v) any surplus shall be refunded to Debtor. Debtor shall pay any deficiency in (i), (ii), (iii) and (iv) immediately upon demand.
     (f) Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.
     (g) Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and nonexclusive of any other rights and remedies that Secured Party may have under any other agreement or at law or in equity and may be exercised individually or concurrently, any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute. Neither the failure nor any delay on the part of Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Except as provided in Section 7(c) above, Debtor waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising, and any other notice required to be given under the Uniform Commercial Code. Secured Party shall have no obligation to marshal any of the Collateral.
     (h) Secured Party hereby acknowledges that Debtor shall not be in default hereunder, nor shall an Event of Default be deemed to exist unless any applicable grace periods have expired pursuant hereto.
8. MISCELLANEOUS.
     (a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor hereby waives and agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment, claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.
     (b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.
     (c) Secured Party may correct patent errors and fill in all blanks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.
     (d) Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.
     (e) The unenforceability of any provisions hereof or of the Debt Documents shall not affect the validity of any other provision hereof or thereof.
     (f) Debtor hereby acknowledges and agrees that Secured Party reserves the right to impose reasonable fees or charges for returned checks and certain optional services that Secured Party may offer or provide to Debtor during the term of this Agreement. Secured Party will notify Debtor the amount of the applicable fee or charge if Debtor requests such optional services. In addition, Secured Party may make available to Debtor a schedule of fees or charges for such optional services from time to time or upon demand, provided, however, that such fees and charges are subject to change in Secured Party’s sole discretion without notice to Debtor.
     (g) This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY

BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.
     (h) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).
     (i) DEBTOR AND SECURED PARTY HEREBY UNCONDITIONALLY WAIVES THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE DEBT DOCUMENTS, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS OR ANY OTHER DOCUMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF ANY LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     (j) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party. This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).
     (k) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL. DEBTOR IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING AND TO SETTLE ANY DISPUTES, WHICH MAY ARISE OUT OF OR IN CONNECTION HEREWITH AND WITH THE DEBT DOCUMENTS (COLLECTIVELY, THE “PROCEEDINGS”), AND DEBTOR FURTHER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO REMOVE ANY SUCH PROCEEDINGS FROM ANY SUCH COURT (EVEN IF REMOVAL IS SOUGHT TO ANOTHER OF THE ABOVE-NAMED COURTS). DEBTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MIGHT NOW OR HEREAFTER HAVE TO THE ABOVE-NAMED COURTS BEING NOMINATED AS THE EXCLUSIVE FORUM TO HEAR AND DETERMINE ANY SUCH PROCEEDINGS AND AGREES NOT TO CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON WHATSOEVER, THAT IT OR ITS PROPERTY IS IMMUNE FROM LEGAL PROCESS FOR ANY REASON WHATSOEVER, THAT ANY SUCH COURT IS NOT A CONVENIENT OR APPROPRIATE FORUM IN EACH CASE WHETHER ON THE GROUNDS OF VENUE OR FORUM NON-CONVENIENS OR OTHERWISE. DEBTOR ACKNOWLEDGES THAT BRINGING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE COURTS SET FORTH ABOVE WILL CAUSE IRREPARABLE HARM TO SECURED PARTY WHICH COULD NOT ADEQUATELY BE COMPENSATED BY MONETARY DAMAGES, AND, AS SUCH, DEBTOR AGREES THAT, IN ADDITION TO ANY OF THE REMEDIES TO WHICH SECURED PARTY MAY BE ENTITLED AT LAW OR IN EQUITY, SECURED PARTY WILL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS (WITHOUT THE POSTING OF ANY BOND AND WITHOUT PROOF OF ACTUAL DAMAGES) TO ENJOIN THE PROSECUTION OF ANY SUCH PROCEEDINGS IN ANY OTHER COURT. Notwithstanding the foregoing, each of Debtor and Secured Party shall have the right to apply to a court of competent jurisdiction in the United States of America or abroad for equitable relief as is necessary to preserve, protect and enforce its respective rights under this Agreement and any other Debt Document, including, but not limited to orders of attachment or injunction necessary to maintain the status quo pending litigation or to enforce judgments against Debtor, any Guarantor or the collateral pledged to Secured Party pursuant to any Debt Document or to gain possession of such collateral.
(l)	This Agreement and any amendments, waivers, consents or supplements hereto in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which taken together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page of this Agreement or any delivery contemplated hereby by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart thereof.

(m)	Secured Party’s obligations hereunder and under the transactions contemplated hereby are contingent upon Debtor being directly controlled by Mastec, Inc.
     IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:			DEBTOR:

General Electric Capital Corporation			PUMPCO, INC.

By:	/s/ Jessica A. Ernst		By:	/s/ C. Robert Campbell

	Name:	Jessica A. Ernst		Name:	C. Robert Campbell
	Title:	Senior Risk Analyst		Title:	Vice President & Treasurer